Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM reports third quarter fiscal 2024 results

•	Increased earnings guidance for fiscal 2024
•	Delivered record third quarter performance
•	Backlog remains near an all-time high, and total pipeline is at a record level
•	Returned $407 million to shareholders fiscal year-to-date, including $150 million of share repurchases since the end of the fiscal third quarter

DALLAS (August 5, 2024) — AECOM (NYSE:ACM), the world’s trusted infrastructure consulting firm, today reported third quarter fiscal 2024 results.

	Third Quarter Fiscal 2024				Year-to-Date Fiscal 2024
(from Continuing Operations; $ in millions, except EPS)	As Reported	Adjusted[1] (Non- GAAP)	As Reported YoY % Change	Adjusted YoY % Change	As Reported	Adjusted[1] (Non- GAAP)	As Reported YoY % Change	Adjusted YoY % Change
Revenue	$4,151	--	13%	--	$11,995	--	14%	--
Net Service Revenue (NSR)[2]	--	$1,826	--	8%	--	$5,353	--	8%
Operating Income	$227	$261	NM	19%	$591	$724	142%	16%
Segment Operating Margin[3]	--	16.3%	--	+110 bps	--	15.5%	--	+90 bps
Net Income	$129	$159	NM	21%	$338	$445	321%	17%
EPS (Fully Diluted)	$0.95	$1.16	NM	23%	$2.47	$3.25	333%	20%
EBITDA[4]	--	$286	--	16%	--	$805	--	13%
EBITDA Margin[5]	--	16.5%	--	+130 bps	--	15.8%	--	+90 bps
Operating Cash Flow	$291	--	4%	--	--	$529	--	29%
Free Cash Flow[6]	--	$273	--	3%	--	$434	--	32%
Total Backlog	$23,362	--	1%[7]	--

Third Quarter Fiscal 2024 Highlights:

•	Reflecting as reported performance from continuing operations, revenue increased 13% to $4.2 billion, operating income increased to $227 million, net income increased to $129 million, and diluted earnings per share increased to $0.95.
•	Net service revenue[2] increased by 8% to a record high, driven by growth across all of the Company’s largest end markets and the benefits from continued addressable market expansion.
•	The adjusted EBITDA margin[5] increased by 130 basis points to 16.5% and the segment adjusted[1] operating margin[3] increased by 110 basis points to 16.3%, both of which set quarterly records, reflecting strong execution and the high return on the Company’s organic growth investments.

‒	The Company is investing in growth while delivering record quarterly margins.

•	Adjusted[1] EBITDA[4] increased by 16% and adjusted[1] EPS increased by 23%.
•	Total backlog increased and is near an all-time high.

‒	The book-to-burn ratio[8] in the higher margin Americas segment was 1.1.
‒	The Company’s win rate across the enterprise remains at a record high.
‒	The pipeline of opportunities reached another new high, and the pipeline of larger $25+ million pursuits with decisions expected in fiscal 2025 is approximately 70% higher compared to this time last year.
‒	Long-term demand and funding for investments in global infrastructure, sustainability and resilience, and the energy transition, combined with the Company’s focus on expanding its addressable market and gaining market share, support its long-term annual 5 - 8% net service revenue growth target.

Fiscal 2024 Financial Guidance

•	The Company increased its earnings guidance for fiscal 2024, including its expectation to deliver adjusted[1] EBITDA[4] of between $1,075 million and $1,105 million and adjusted[1] EPS of between $4.45 and $4.55, reflecting 13% and 21% year-over-year growth, respectively.
•	The Company’s fiscal 2024 guidance also includes expectations for:

–	Organic NSR[2] growth at the lower end of the 8% to 10% range.
–	A segment adjusted[1] operating income margin[3] of approximately 15.6%, representing a 90 basis point increase from fiscal 2023.
–	100%+ free cash flow[6] conversion, reflecting the highly cash generative nature of the Company’s Professional Services business.
–	An average fully diluted share count of 136 million, which reflects only shares repurchased to-date, though the Company intends to continue repurchasing stock that would provide a benefit to per share earnings.
–	An adjusted effective tax rate of approximately 25% for the full year.
–	Return on invested capital[9] (ROIC) of approximately 20%.

•	See the Regulation G Information tables at the end of this release for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.

Cash Flow, Balance Sheet and Capital Allocation Update

•	Third quarter operating cash flow of $291 million and free cash flow[6] of $273 million, contributed to year-to-date free cash flow[6] of $434 million, an increase of 32% over the prior year period.
•	The Company’s returns-focused capital allocation policy prioritizes investments in organic growth followed by share repurchases and dividends.

–	Inclusive of $150 million of share repurchases since the end of the fiscal third quarter and the Company’s July dividend payment, the Company has returned $407 million to shareholders this year.
–	The Company has more than $700 million remaining under the current share repurchase authorization.

“Our third quarter performance was highlighted by record revenue and margins, strong cash flow growth, and we increased our earnings guidance for a second time this year, which reflects our competitive advantages,” said Troy Rudd, AECOM’s chief executive officer. “We have built a record pipeline, trends across our markets are strong, and we are energized by the opportunities ahead. As the number one ranked water, environmental engineering, transportation and facilities design firm by ENR, along with our most recent rise to number two in Program Management, the leadership position we’ve built in each of our market sectors is unrivaled. We remain confident in delivering on our near- and long-term financial commitments and will continue to deploy capital to share repurchases to fully realize the value creation opportunity.”

“With record levels of investment across nearly every market in which we operate, clients are turning to AECOM now more than ever to help deliver the largest and most complex projects and programs in the world,” said Lara Poloni, AECOM’s president. “We are increasingly capitalizing on opportunities to expand our addressable market and lead with high-value advisory and consulting services that complement our industry-leading technical expertise. The investments we are making in our technical academies and in leadership development programs are fortifying and expanding this advantage as the employer of choice in our industry.”

“Through our consistent execution, double-digit earnings growth and strong cash flow, we are delivering on the key elements of shareholder value creation,” said Gaurav Kapoor, AECOM’s chief financial and operations officer. “We are executing on our returns-focused capital allocation policy, which is led by share repurchases after investments in high-returning organic growth opportunities. We will not hesitate to continue deploying capital in this manner to maximize shareholder value.”

Business Segments

Americas

Revenue in the third quarter was $3.2 billion. Net service revenue2 was $1.1 billion, an 8% increase from the prior year.

Operating income increased by 11% over the prior year to $207 million. On an adjusted1 basis, operating income increased by 11% to $212 million. The adjusted operating margin on net service revenue increased by 50 basis points to 19.3%. The Company’s profitability reflects the strong returns on investments in business development, leadership development and technical training, as well as productivity enhancing investments in digital initiatives.

International

Revenue in the third quarter was $904 million. Net service revenue2 was $729 million, a 7% increase from the prior year.

Operating income and adjusted1 operating income both increased by 25% to $85 million. The adjusted operating margin on net service revenue increased by 180 basis points over the prior year to 11.7%, which marked a new quarterly high for the International segment. This result reflects the benefits of the Company’s focus on its highest-returning end markets.

Balance Sheet

As of June 30, 2024, AECOM had $1.6 billion of total cash and cash equivalents, $2.5 billion of total debt and $897 million of net debt (total debt less cash and cash equivalents). Net leverage10 was 0.8x.

Tax Rate

The effective tax rate was 23.9% in the third quarter. On an adjusted1 basis, the effective tax rate was 26.9%. The adjusted tax rate was derived by re-computing the quarterly effective tax rate on adjusted net income11. The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Conference Call

AECOM is hosting a conference call tomorrow at 8 a.m. Eastern Time, during which management will make a brief presentation focusing on the Company's results, strategy and operating trends, and outlook. Interested parties can listen to the conference call and view accompanying slides via webcast at https://investors.aecom.com. The webcast will be available for replay following the call.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items. See Regulation G Information for a reconciliation of non-GAAP measures to the comparable GAAP measures.

2 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

3 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

4 Net income before interest expense, tax expense, depreciation and amortization.

5 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

6 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

7 Backlog represents the total value of work for which AECOM has been selected that is expected to be completed by consolidated subsidiaries and includes the proportionate share of work expected to be performed by unconsolidated joint ventures. Backlog in the construction management business is included on a net service revenue basis. Growth rates are presented on a constant-currency basis.

8 Book-to-burn ratio is defined as the dollar amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

9 Return on invested capital, or ROIC, reflects continuing operations and is calculated as the sum of adjusted net income as presented in the Company’s Regulation G Information and adjusted interest expense, net of interest income, divided by average quarterly invested capital as defined as the sum of attributable shareholder’s equity and total debt, less cash and cash equivalents.

10 Net leverage is comprised of EBITDA as defined in the Company’s credit agreement dated October 17, 2014, as amended, and total debt on the Company’s financial statements, net of total cash and cash equivalents.

11 Inclusive of non-controlling interest deduction and adjusted for financing charges in interest expense, the amortization of intangible assets and is based on continuing operations.

About AECOM

AECOM (NYSE: ACM) is the world’s trusted infrastructure consulting firm, delivering professional services throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. On projects spanning transportation, buildings, water, new energy, and the environment, our public- and private-sector clients trust us to solve their most complex challenges. Our teams are driven by a common purpose to deliver a better world through our unrivaled technical and digital expertise, a culture of equity, diversity and inclusion, and a commitment to environmental, social and governance priorities. AECOM is a Fortune 500 firm and its Professional Services business had revenue of $14.4 billion in fiscal year 2023. See how we are delivering sustainable legacies for generations to come at aecom.com and @AECOM.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; potential government shutdowns or other funding circumstances that may cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release. The Company is unable to reconcile certain of its non-GAAP financial guidance and long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.  The Company is unable to provide a reconciliation of its guidance for NSR to GAAP revenue because it is unable to predict with reasonable certainty its pass-through revenue.

AECOM

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	June 30, 2023	June 30, 2024	% Change	June 30, 2023	June 30, 2024	% Change
Revenue	$3,663,549	$4,151,251	13.3%	$10,536,076	$11,995,004	13.8%
Cost of revenue	3,413,471	3,866,207	13.3%	9,842,916	11,204,816	13.8%
Gross profit	250,078	285,044	14.0%	693,160	790,188	14.0%
Equity in (losses) earnings of joint ventures	(303,503)	7,647	(102.5)%	(286,218)	(1,835)	(99.4)%
General and administrative expenses	(42,883)	(36,209)	(15.6)%	(112,642)	(116,619)	3.5%
Restructuring costs	(9,115)	(29,025)	218.4%	(50,547)	(80,670)	59.6%
(Loss) income from operations	(105,423)	227,457	(315.8)%	243,753	591,064	142.5%
Other income	1,797	963	(46.4)%	6,282	6,154	(2.0)%
Interest income	8,802	15,817	79.7%	24,492	43,341	77.0%
Interest expense	(38,868)	(51,370)	32.2%	(117,940)	(140,350)	19.0%
(Loss) income from continuing operations before taxes	(133,692)	192,867	(244.3)%	156,587	500,209	219.4%
Income tax (benefit) expense for continuing operations	(20,000)	46,035	(330.2)%	46,870	118,078	151.9%
(Loss) income from continuing operations	(113,692)	146,832	(229.1)%	109,717	382,131	248.3%

(Loss) income from discontinued operations	(7,607)	5,677	(174.6)%	(49,770)	(104,998)	111.0%
Net (loss) income	(121,299)	152,509	(225.7)%	59,947	277,133	362.3%

Net income attributable to noncontrolling interests from continuing operations	(11,829)	(17,355)	46.7%	(29,562)	(44,585)	50.8%
Net income attributable to noncontrolling interests from discontinued operations	(1,573)	(881)	(44.0)%	(526)	(2,830)	438.0%
Net income attributable to noncontrolling interests	(13,402)	(18,236)	36.1%	(30,088)	(47,415)	57.6%

Net (loss) income attributable to AECOM from continuing operations	(125,521)	129,477	(203.2)%	80,155	337,546	321.1%
Net (loss) income attributable to AECOM from discontinued operations	(9,180)	4,796	(152.2)%	(50,296)	(107,828)	114.4%
Net (loss) income attributable to AECOM	$(134,701)	$134,273	(199.7)%	$29,859	$229,718	669.3%

Net (loss) income attributable to AECOM per share:
Basic continuing operations per share	$(0.90)	$0.95	(205.6)%	$0.58	$2.48	327.6%
Basic discontinued operations per share	(0.07)	0.04	(157.1)%	(0.36)	(0.79)	119.4%
Basic earnings per share	$(0.97)	$0.99	(202.1)%	$0.22	$1.69	668.2%

Diluted continuing operations per share	$(0.90)	$0.95	(205.6)%	$0.57	$2.47	333.3%
Diluted discontinued operations per share	(0.07)	0.03	(142.9)%	(0.36)	(0.79)	119.4%
Diluted earnings per share	$(0.97)	$0.98	(201.0)%	$0.21	$1.68	700.0%

Weighted average shares outstanding:
Basic	138,741	136,025	(2.0)%	138,785	135,976	(2.0)%
Diluted	138,741	136,790	(1.4)%	140,339	136,868	(2.5)%

AECOM

Balance Sheet Information

(unaudited - in thousands)

	September 30, 2023	June 30, 2024
Balance Sheet Information:
Total cash and cash equivalents	$1,260,206	$1,644,812
Accounts receivable and contract assets, net	4,069,504	4,545,176
Working capital	319,228	829,020
Total debt, excluding unamortized debt issuance costs	2,217,255	2,541,521
Total assets	11,233,398	12,046,598
Total AECOM stockholders’ equity	2,212,332	2,298,326

AECOM

Reportable Segments

(unaudited - in thousands)

	Americas	International	AECOM Capital	Corporate	Total
Three Months Ended June 30, 2024
Revenue	$3,246,882	$904,206	$163	$—	$4,151,251
Cost of revenue	3,043,053	823,154	—	—	3,866,207
Gross profit	203,829	81,052	163	—	285,044
Equity in earnings of joint ventures	3,478	3,617	552	—	7,647
General and administrative expenses	—	—	(540)	(35,669)	(36,209)
Restructuring costs	—	—	—	(29,025)	(29,025)
Income from operations	$207,307	$84,669	$175	$(64,694)	$227,457

Gross profit as a % of revenue	6.3%	9.0%	—	—	6.9%

Three Months Ended June 30, 2023
Revenue	$2,829,519	$834,262	$(232)	$—	$3,663,549
Cost of revenue	2,646,633	766,838	—	—	3,413,471
Gross profit (loss)	182,886	67,424	(232)	—	250,078
Equity in earnings (losses) of joint ventures	3,517	234	(307,254)	—	(303,503)
General and administrative expenses	—	—	(4,010)	(38,873)	(42,883)
Restructuring costs	—	—	—	(9,115)	(9,115)
Income (loss) from operations	$186,403	$67,658	$(311,496)	$(47,988)	$(105,423)

Gross profit as a % of revenue	6.5%	8.1%	—	—	6.8%

Nine Months Ended June 30, 2024
Revenue	$9,324,140	$2,670,034	$830	$—	$11,995,004
Cost of revenue	8,764,863	2,439,953	—	—	11,204,816
Gross profit	559,277	230,081	830	—	790,188
Equity in earnings (losses) of joint ventures	11,866	12,847	(26,548)	—	(1,835)
General and administrative expenses	—	—	(12,667)	(103,952)	(116,619)
Restructuring costs	—	—	—	(80,670)	(80,670)
Income (loss) from operations	$571,143	$242,928	$(38,385)	$(184,622)	$591,064

Gross profit as a % of revenue	6.0%	8.6%	—	—	6.6%

Contracted backlog	$8,883,852	$3,909,146	$—	$—	$12,792,998
Awarded backlog	8,468,398	2,100,828	—	—	10,569,226
Total backlog	$17,352,250	$6,009,974	$—	$—	$23,362,224

Total backlog – Design only	$15,884,131	$6,009,974	$—	$—	$21,894,105

Nine Months Ended June 30, 2023
Revenue	$8,039,000	$2,496,879	$197	$—	$10,536,076
Cost of revenue	7,519,898	2,323,018	—	—	9,842,916
Gross profit	519,102	173,861	197	—	693,160
Equity in earnings (losses) of joint ventures	9,278	8,943	(304,439)	—	(286,218)
General and administrative expenses	—	—	(9,605)	(103,037)	(112,642)
Restructuring costs	—	—	—	(50,547)	(50,547)
Income (loss) from operations	$528,380	$182,804	$(313,847)	$(153,584)	$243,753

Gross profit as a % of revenue	6.5%	7.0%	—	—	6.6%

Contracted backlog	$8,094,025	$4,219,746	$—	$—	$12,313,771
Awarded backlog	8,771,369	2,125,692	—	—	10,897,061
Total backlog	$16,865,394	$6,345,438	$—	$—	$23,210,832

Total backlog – Design only	$14,918,971	$6,345,438	$—	$—	$21,264,409

AECOM
Regulation G Information
(in millions)

Reconciliation of Revenue to Net Service Revenue (NSR)

	Three Months Ended			Nine Months Ended
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024
Americas
Revenue	$2,829.5	$3,038.6	$3,246.9	$8,039.0	$9,324.2
Less: Pass-through revenue	1,814.5	1,965.4	2,150.6	5,124.6	6,177.0
Net service revenue	$1,015.0	$1,073.2	$1,096.3	$2,914.4	$3,147.2

International
Revenue	$834.3	$904.8	$904.2	$2,496.9	$2,670.0
Less: Pass-through revenue	145.4	159.0	175.0	436.2	465.1
Net service revenue	$688.9	$745.8	$729.2	$2,060.7	$2,204.9

Segment Performance (excludes ACAP)
Revenue	$3,663.8	$3,943.4	$4,151.1	$10,535.9	$11,994.2
Less: Pass-through revenue	1,959.9	2,124.4	2,325.6	5,560.8	6,642.1
Net service revenue	$1,703.9	$1,819.0	$1,825.5	$4,975.1	$5,352.1

Consolidated
Revenue	$3,663.6	$3,943.9	$4,151.2	$10,536.1	$11,995.0
Less: Pass-through revenue	1,959.9	2,124.4	2,325.6	5,560.8	6,642.1
Net service revenue	$1,703.7	$1,819.5	$1,825.6	$4,975.3	$5,352.9

Reconciliation of Total Debt to Net Debt

	Balances at:
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024
Short-term debt	$3.9	$2.9	$2.5
Current portion of long-term debt	53.0	88.6	63.6
Long-term debt, excluding unamortized debt issuance costs	2,162.6	2,114.4	2,475.4
Total debt	2,219.5	2,205.9	2,541.5
Less: Total cash and cash equivalents	1,257.7	1,185.8	1,644.8
Net debt	$961.8	$1,020.1	$896.7

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended			Nine Months Ended
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024
Net cash provided by operating activities	$279.3	$94.3	$291.3	$410.8	$528.7
Capital expenditures, net	(14.4)	(20.3)	(18.4)	(83.0)	(94.9)
Free cash flow	$264.9	$74.0	$272.9	$327.8	$433.8

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024
Reconciliation of Income from Operations to Adjusted Income from Operations to Adjusted EBITDA with Noncontrolling Interests (NCI) to Adjusted EBITDA

(Loss) income from operations	$(105.4)	$200.5	$227.5	$243.8	$591.1
Noncore AECOM Capital loss (income)	311.5	(0.6)	(0.2)	313.9	38.3
Restructuring costs	9.1	35.5	29.0	50.5	80.7
Amortization of intangible assets	4.6	4.7	4.7	13.9	14.0
Adjusted income from operations	$219.8	$240.1	$261.0	$622.1	$724.1
Other income	1.7	2.5	1.1	6.2	6.2
Fair value adjustment included in other income	—	—	1.6	—	1.6
Depreciation	37.5	38.3	37.7	113.6	113.5
Adjusted EBITDA with noncontrolling interests (NCI)	$259.0	$280.9	$301.4	$741.9	$845.4
Net income attributable to NCI from continuing operations excluding interest income included in NCI	(11.8)	(12.7)	(15.9)	(29.5)	(40.3)
Amortization of intangible assets included in NCI	(0.1)	—	—	(0.4)	(0.2)
Adjusted EBITDA	$247.1	$268.2	$285.5	$712.0	$804.9

Reconciliation of Income from Continuing Operations Before Taxes to Adjusted Income from Continuing Operations Before Taxes

(Loss) income from continuing operations before taxes	$(133.7)	$170.8	$192.9	$156.6	$500.2
Noncore AECOM Capital loss (income)	311.5	(0.6)	(0.2)	313.9	38.3
Fair value adjustment included in other income	—	—	1.6	—	1.6
Restructuring costs	9.1	35.5	29.0	50.5	80.7
Amortization of intangible assets	4.6	4.7	4.7	13.9	14.0
Financing charges in interest expense	1.2	1.2	7.0	3.6	9.5
Adjusted income from continuing operations before taxes	$192.7	$211.6	$235.0	$538.5	$644.3

Reconciliation of Income Taxes for Continuing Operations to Adjusted Income Taxes for Continuing Operations

Income tax (benefit) expense for continuing operations	$(20.0)	$45.4	$46.1	$46.9	$118.1
Tax effect of the above adjustments(1)	90.2	10.4	11.6	103.9	36.0
Valuation allowances and other tax only items	(21.4)	—	0.8	(20.8)	0.8
Adjusted income tax expense for continuing operations	$48.8	$55.8	$58.5	$130.0	$154.9

(1)  Adjusts income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to Noncontrolling Interests (NCI) from Continuing Operations to Adjusted Net Income Attributable to Noncontrolling Interests from Continuing Operations

Net income attributable to noncontrolling interests from continuing operations	$(11.8)	$(14.1)	$(17.4)	$(29.5)	$(44.6)
Amortization of intangible assets included in NCI	(0.1)	—	—	(0.4)	(0.2)
Adjusted net income attributable to noncontrolling interests from continuing operations	$(11.9)	$(14.1)	$(17.4)	$(29.9)	$(44.8)

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024
Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted Net Income Attributable to AECOM from Continuing Operations

Net (loss) income attributable to AECOM from continuing operations	$(125.5)	$111.3	$129.4	$80.2	$337.5
Noncore AECOM Capital loss (income), net of NCI	311.5	(0.6)	(0.2)	313.9	38.3
Fair value adjustment included in other income	—	—	1.6	—	1.6
Restructuring costs	9.1	35.5	29.0	50.5	80.7
Amortization of intangible assets	4.6	4.7	4.7	13.9	14.0
Financing charges in interest expense	1.2	1.2	7.0	3.6	9.5
Tax effect of the above adjustments(1)	(90.2)	(10.4)	(11.6)	(103.9)	(36.0)
Valuation allowances and other tax only items	21.4	—	(0.8)	20.8	(0.8)
Amortization of intangible assets included in NCI	(0.1)	—	—	(0.4)	(0.2)
Adjusted net income attributable to AECOM from continuing operations	$132.0	$141.7	$159.1	$378.6	$444.6

 (1)  Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations per Diluted Share to Adjusted Net Income Attributable to AECOM from Continuing Operations per Diluted Share

Net (loss) income attributable to AECOM from continuing operations per diluted share	$(0.90)	$0.81	$0.95	$0.57	$2.47
Per diluted share adjustments:
Noncore AECOM Capital loss, net of NCI	2.22	—	—	2.24	0.28
Fair value adjustment included in other income	—	—	0.01	—	0.01
Restructuring costs	0.06	0.26	0.21	0.36	0.59
Amortization of intangible assets	0.03	0.03	0.03	0.10	0.10
Financing charges in interest expense	0.01	0.01	0.05	0.03	0.07
Tax effect of the above adjustments(1)	(0.63)	(0.07)	(0.08)	(0.75)	(0.26)
Valuation allowances and other tax only items	0.15	—	(0.01)	0.15	(0.01)
Adjusted net income attributable to AECOM from continuing operations per diluted share	$0.94	$1.04	$1.16	$2.70	$3.25

Weighted average shares outstanding – basic	138.7	136.0	136.0	138.8	136.0
Weighted average shares outstanding – diluted	140.0	136.7	136.8	140.3	136.9

(1)  Adjusts the income taxes during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above

Reconciliation of Net Income Attributable to AECOM from Continuing Operations to Adjusted EBITDA

Net (loss) income attributable to AECOM from continuing operations	$(125.5)	$111.3	$129.4	$80.2	$337.5
Income tax (benefit) expense	(20.0)	45.4	46.1	46.9	118.1
Depreciation and amortization	43.1	44.2	46.4	130.5	133.7
Interest income, net of NCI	(8.8)	(14.1)	(14.3)	(24.5)	(39.1)
Interest expense	38.9	47.7	51.4	118.0	140.4
Amortized bank fees included in interest expense	(1.2)	(1.2)	(4.0)	(3.6)	(6.4)
Noncore AECOM Capital loss (income), net of NCI	311.5	(0.6)	(0.2)	313.9	38.3
Fair value adjustment included in other income	—	—	1.7	—	1.7
Restructuring costs	9.1	35.5	29.0	50.6	80.7
Adjusted EBITDA	$247.1	$268.2	$285.5	$712.0	$804.9

AECOM

Regulation G Information

(in millions, except per share data)

	Three Months Ended			Nine Months Ended
	Jun 30, 2023	Mar 31, 2024	Jun 30, 2024	Jun 30, 2023	Jun 30, 2024
Reconciliation of Segment Income from Operations to Adjusted Income from Operations

Americas Segment:
Segment Income from operations	$186.4	$189.2	$207.4	$528.4	$571.2
Amortization of intangible assets	4.3	4.3	4.4	13.0	13.0
Adjusted segment income from operations	$190.7	$193.5	$211.8	$541.4	$584.2

International Segment:
Segment Income from operations	$67.6	$81.2	$84.6	$182.8	$242.9
Amortization of intangible assets	0.3	0.4	0.3	0.9	1.0
Adjusted segment income from operations	$67.9	$81.6	$84.9	$183.7	$243.9

Segment Performance (excludes ACAP and G&A):
Segment Income from operations	$254.0	$270.4	$292.0	$711.2	$814.1
Amortization of intangible assets	4.6	4.7	4.7	13.9	14.0
Adjusted segment income from operations	$258.6	$275.1	$296.7	$725.1	$828.1

AECOM
Regulation G Information

FY2024 GAAP EPS Guidance based on Adjusted EPS Guidance
(all figures approximate)

Fiscal Year End 2024
GAAP EPS guidance	$3.51 to $3.74
Adjusted EPS excludes:
Amortization of intangible assets	$0.14
Amortization of deferred financing fees	$0.08
Non-core AECOM Capital	$0.28
Restructuring expenses	$0.75 to $0.59
Tax effect of the above items	($0.31) to ($0.28)
Adjusted EPS guidance	$4.45 to $4.55

FY2024 GAAP Net Income from Continuing Operations Guidance based on Adjusted EBITDA Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP net income from continuing operations guidance	$537 to $558
Net income attributable to noncontrolling interests from continuing operations	($60) to ($50)
Net income attributable to AECOM from continuing operations	$477 to $508
Adjusted net income attributable to AECOM from continuing operations excludes:
Amortization of intangible assets	$19
Amortization of deferred financing fees	$11
Noncore AECOM Capital	$38
Fair value adjustment	$2
Restructuring expenses	$100 to $80
Tax effect of the above items	($42) to ($39)
Adjusted net income attributable to AECOM from continuing operations	$605 to $619
Adjusted EBITDA excludes:
Depreciation	$152
Adjusted interest expense, net	$118 to $122
Tax expense, including tax effect of the above items	$200 to $212
Adjusted EBITDA guidance	$1,075 to $1,105

FY2024 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP interest expense guidance	$180 to $184
Finance charges in interest expense	($11)
Interest income, net of NCI	($51)
Adjusted net interest expense guidance	$118 to $122

FY2024 GAAP Income Tax Guidance based on Adjusted Income Tax Guidance
(in millions, all figures approximate)

Fiscal Year End 2024
GAAP income tax expense guidance	$158 to $174
Tax effect of adjusting items	$42 to $38
Adjusted income tax expense guidance	$200 to $212

FY2024 GAAP Income from Operations as a % of Revenue Guidance based on Segment Adjusted Operating Income as a % of Net Service Revenue Guidance

(all figures approximate)

Fiscal Year End 2024
Income from operations as a % of revenue	5.7%
Pass-through revenues	8.3%
Amortization of intangible assets	0.1%
Corporate net expense	0.9%
Restructuring expenses*	0.6%
Segment adjusted operating income as a % of net service revenue	15.6%

*Based on midpoint of FY2024 guidance

Note: Variances in tables are due to rounding.